PA R K N AT I O N A L B A N K Annual Shareholder Meeting April 27, 2026

Safe Harbor Statement 2 This presentation contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance and the plans, expectations, projections, and benefits of the recently completed merger (the “Merger”) of Park National Corporation (“Park”) and First Citizens Bancshares, Inc. (“First Citizens”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties, including those described in Park's Annual Report on Form 10- K for the fiscal year ended December 31, 2025, as updated by our filings with the SEC. Although management believes that the expectations reflected in such forward- looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ include, without limitation: (1) the ability to execute our business plan successfully and manage strategic initiatives; (2) the impact of current and future economic and financial market conditions, including unemployment rates, inflation, interest rates, supply-demand imbalances, and geopolitical matters; (3) factors impacting the performance of our loan portfolio, including real estate values, financial health of borrowers, and loan concentrations; (4) the effects of monetary and fiscal policies, including interest rates, money supply, and inflation; (5) changes in federal, state, or local tax laws; (6) the impact of changes in governmental policy and regulatory requirements on our operations; (7) changes in consumer spending, borrowing, and saving habits; (8) changes in the performance and creditworthiness of customers, suppliers, and counterparties; (9) increased credit risk and higher credit losses due to loan concentrations; (10) volatility in mortgage banking income due to interest rates and demand; (11) adequacy of our internal controls and risk management programs; (12) competitive pressures among financial services organizations; (13) uncertainty regarding changes in banking regulations and other regulatory requirements; (14) our ability to meet heightened supervisory requirements and expectations; (15) the impact of changes in accounting policies and practices on our financial condition; (16) the reliability and accuracy of assumptions and estimates used in applying critical accounting estimates; (17) the potential for higher future credit losses due to changes in economic assumptions; (18) the ability to anticipate and respond to technological changes and our reliance on third-party vendors; (19) operational issues related to and capital spending necessitated by the implementation of information technology systems on which we are highly dependent; (20) the ability to secure confidential information and deliver products and services through computer systems and telecommunications networks; (21) the impact of security breaches or failures in operational systems; (22) the impact of geopolitical instability and trade policies on our operations including the imposition of tariffs and retaliatory tariffs; (23) the impact of changes in credit ratings of government debt and financial stability of sovereign governments; (24) the effect of stock market price fluctuations on our asset and wealth management businesses; (25) litigation and regulatory compliance exposure; (26) availability of earnings and excess capital for dividend declarations; (27) the impact of fraud, scams, and schemes on our business; (28) the impact of natural disasters, pandemics, and other emergencies on our operations; (29) potential deterioration of the economy due to financial, political, or other shocks; (30) impact of healthcare laws and potential changes on our costs and operations; (31) the ability to grow deposits and maintain adequate deposit levels, including by mitigating the effect of unexpected deposit outflows on our financial condition; (32) risks related to the completed acquisition of First Citizens Bancshares, Inc., including the possibility that anticipated benefits are not realized as expected, difficulties integrating the two companies, and potential adverse reactions to customer, business, or employee relationships; and (33) other risk factors related to the banking industry.

Park National Corporation Footprint 3 Ohio Kentucky North Carolina South CarolinaTennessee

Park National Bank Regions 4 1 Market value of assets under management. 2 Full-time employees does not include 915 full-time employees at Park’s shared service areas. 3 Includes Scope and Specialty Finance divisions. Note: Metro and Central Ohio regions share Franklin County. Note: Financial and employee data as of March 31, 2026. Region Loans Deposits Trust AUM(1) Full-Time(2) Employees Counties Served Offices Western Ohio $952M $1.70B $1.62B 159 6 20 Northern Ohio $1.35B $1.93B $1.50B 198 7 22 Metro $2.64B $1.09B $1.33B 195 6 13 Central Ohio (3) $1.08B $2.25B $3.70B 180 4 15 Eastern Ohio $609M $1.01B $1.00B 86 4 9 Carolina $790M $704M $60.0M 80 6 7 Tennessee $1.59B $2.24B $264M 148 11 27

$ in millions 3/31/2026 12/31/2025 12/31/2024 Total Assets $ 12,984 $ 9,805 $ 9,805 Total Loans $ 9,667 $ 8,051 $ 7,817 Total Deposits $ 11,001 $ 8,244 $ 8,144 Total Shareholders' Equity $ 1,670 $ 1,353 $ 1,244 ACL / Loans 1.12% 1.15% 1.13% NPAs / Total Assets (2) 0.83% 0.71% 0.72% Net Interest Margin (1) (2) 4.80% 4.75% 4.41% ROAA 1.43% 1.78% 1.53% Overview of Park National Corporation 5 1 Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate. 2 Ratios are annualized for March 31, 2026. Note: Financial data as of March 31, 2026 unless otherwise noted.

(in thousands) Q1 2026 Q1 2025 Year Ended 2025 Year Ended 2024 INCOME STATEMENT: Net interest income $125,780 $104,377 $437,311 $398,019 Provision for credit losses 2,672 756 11,488 14,543 Other income 33,728 25,746 119,881 122,588 Other expense 105,159 78,164 324,381 321,339 Income before taxes 51,677 51,203 221,323 184,725 Income taxes 9,990 9,046 41,250 33,305 Net income 41,687 42,157 180,073 151,420 Pre-tax, pre-provision net income 54,349 51,959 232,811 199,268 Financial Highlights 6

Adjusted Financials 7 (in thousands) Q1 2026 Adjusted (1) Q1 2026 Actual INCOME STATEMENT: Net interest income $124,572 $125,780 Provision for credit losses 2,679 2,672 Other income 32,542 33,728 Other expense 87,830 105,159 Income before taxes 66,605 51,677 Income taxes 13,125 9,990 Net income 53,480 41,687 Pre-tax, pre-provision net income 69,284 54,349 (1) Adjusted figures contain non-U.S. GAAP (generally accepted accounting principles in the United States or "U.S. GAAP") financial measures where management believes them to be helpful in understanding Park’s results of operations or financial position. Where non-U.S. GAAP financial measures are used, the comparable U.S. GAAP financial measures, can be found on slide 8.

8 Adjusted Financials (in thousands, except share and per share data) Three Months Ended March 31, 2026 Net interest income 125,780$ less purchase accounting accretion 812 less interest income on former Vision Bank relationships 396 Net interest income - adjusted 124,572$ Provision for credit losses 2,672$ less recoveries on former Vision Bank relationships (7) Provision for credit losses - adjusted 2,679$ Other income 33,728$ less gain (loss) on sale of debt securities, net 1,084 less Vision related OREO valuation adjustments, net 304 less other service income related to former Vision Bank relationships (202) Other income - adjusted 32,542$ Other expense 105,159$ less core deposit intangible amortization 1,279 less merger related expenses related to First Citizens acquisition 15,474 less impact of strategic initiatives 362 less purchase accounting amortization 20 less direct expenses related to collection of payments on former Vision Bank loan relationships 194 Other expense - adjusted 87,830$ Tax effect of adjustments to net income identified above 3,135$ Net income - reported 41,687$ Net income - adjusted 53,480$

Park's Favorite Numbers

	Adjusted Q1 2026 [4]	Q1 2026	Q1 2025	2025	2024
Return on average assets [3]	1.83%	1.43%	1.70%	1.78%	1.53%
Retun on average shareholders' equity [3]	13.68%	10.67%	13.46%	13.80%	12.65%
Net interest margin [2] [3]	4.76%	4.80%	4.62%	4.75%	4.41%
Earnings per common share - diluted	$ 3.06	$ 2.39	$ 2.60	$ 11.11	$ 9.32
Efficiency ratio [1] [3]	55.55%	65.52%	59.79%	57.94%	61.44%

1 Efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Fully taxable equivalent net interest income includes the effects of taxable equivalent adjustments using a 21% federal corporate income tax rate. The taxable equivalent adjustments were $985,000 and $607,000 for the three months ended March 31, 2026 and 2025, and $2.7 million and $2.4 million for the years ended December 31, 2025 and 2024.

2 Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate.

3 Ratios are annualized for Q1 2026 and Q1 2025.

4 Adjusted figures contain non-U.S. GAAP (generally accepted accounting principles in the United States or "U.S. GAAP") financial measures where management believes them to be helpful in understanding Park's results of operations or financial position. Where non-U.S. GAAP financial measures are used, the comparable U.S. GAAP financial measures, can be found on slide 8.

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Price / Tangible Book (1) Net Interest Margin (2) Total Capital Ratio Return on Average Assets Return on Average Shareholders' Equity PRK 205.47% 4.75% 15.13% 1.78% 13.80% PRK Rank 91% 95% 52% 95% 91% Regional Peer Group (3) - 50th percentile 151.67% 3.70% 15.03% 1.26% 9.86% Regional Peer Group (3) - 75th percentile 182.47% 3.99% 15.77% 1.39% 11.46% 10 Peer Group Data Note: All data as of December 31, 2025. 1 Price / Tangible Book is calculated as share price divided by tangible book value per share. Tangible book value per share equals tangible equity divided by shares outstanding. Tangible equity ($1,190.8 million) equal total equity ($1,352.8 million) less goodwill and other intangible assets ($162.0 million) at period end. As of March 31, 2026 PRK Price / Tangible Book was 211.70%. 2 Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate. 3 Regional Peer Group was used, as defined in the 2026 proxy.

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